UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 21, 2009

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14330	57-1003983
(Commission File Number)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina	28269
(Address of Principal Executive Offices)	(Zip Code)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

(a)                                  On August 24, 2009 Polymer Group, Inc. (the “Company”) announced it has reached an agreement to sell FabPro Oriented Polymers, LLC, a wholly owned subsidiary, to an affiliate of Tricor Pacific Capital, Inc.  The agreement is subject to customary closing conditions and is expected to be completed within 30 days.

A copy of the Company’s press release announcing the agreement to sell FabPro Oriented Polymers, LLC to an affiliate of Tricor Pacific Capital, Inc. is furnished as Exhibit 99.1 hereto.

(b)                                 On August 21, 2009, the Company entered into Waiver No. 1 to the Credit Agreement, dated as of November 22, 2005, as amended, among the Company, as Borrower, the various Lenders referred to in the Credit Agreement, Citicorp North America, Inc., as Administrative Agent, Documentation Agent, Collateral Agent and Syndication Agent, and Citigroup Global Markets, Inc., as Sole Lead Arranger and Sole Bookrunner.  Waiver No. 1 granted the following waivers under the Credit Agreement:

(i)                                    the Lenders waived compliance by the Company with its requirement to furnish to the Administrative Agent and the Lenders, on or prior to the deadline set forth in the Credit Agreement, certain financial information related to the quarter ended July 4, 2009 (the “Q2 Financial Information”), and the parties agreed that no such failure to comply shall be considered a Default or Event of Default under the Credit Agreement; provided that, it shall constitute an Event of Default under the Credit Agreement if the Q2 Financial Information is not furnished to the Administrative Agent and the Lenders on or prior to the date which is 60 days after the date on which the failure to deliver the Q2 Financial Information would have resulted in an Event of Default; and

(ii)                                 notwithstanding the provisions of the Credit Agreement, the Company is permitted to sell its equity interest in or the assets of FabPro Oriented Polymers, LLC; provided that 100% of the net proceeds received from the sale are applied to prepay Term Loans in accordance with the Credit Agreement.    The expected net proceeds from the transaction are estimated to be between $31 million and $34 million.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

99.1                          Press Release dated August 24, 2009 announcing the Company’s Agreement to sell FabPro Oriented Polymers, LLC to an affiliate of Tricor Pacific Capital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.
(Registrant)

Date: August 27, 2009	By:	/s/ Daniel L. Rikard
Daniel L. Rikard
Vice President, General Counsel and Secretary